Exhibit 99.1

URSA MAJOR CORPORATION AND AFFILIATE

Combined Financial Statements

and

Independent Auditors’ Report

December 31, 2017 and 2016

URSA MAJOR CORPORATION AND AFFILIATE

1

INDEPENDENT AUDITORS’ REPORT

To the Stockholders

Ursa Major Corporation and Affiliates

Waukesha, WI

We have audited the accompanying combined financial statements of Ursa Major Corporation and Affiliates, which are comprised of the combined balance sheets as of December 31, 2017 and 2016, and the related combined statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the combined financial statements.

MANAGEMENT’S RESPONSIBILITY FOR THE COMBINED FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

2

To the Stockholders

Ursa Major Corporation

Affiliates Page Two

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Ursa Major Corporation and Affiliates as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

EMPHASIS OF OTHER MATTERS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the combined financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Plante & Moran, PLLC

Denver, Colorado
February 8, 2019

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URSA MAJOR CORPORATION AND AFFILIATE

Combined Balance Sheets

	December 31,
	2017	2016

Assets

Current assets
Cash	4,924,020	2,718,141
Accounts receivable, net	867,734	1,138,403
Inventories	638,181	647,989
Prepaid expenses and other current assets	900,371	740,593
Total current assets	7,330,306	5,245,126
Non-current assets
Property and equipment, net	14,021,595	17,523,391
Related party note receivable	2,630,849	2,366,259
Intangible assets	29,967	39,657
Total non-current assets	16,682,411	19,929,307

Total assets	$24,012,717	$25,174,433

Liabilities and Stockholders’ (Deficit) Equity

Current liabilities
Current portion of long-term debt	$4,826,479	$4,258,789
Accounts payable	4,674,527	2,864,250
Accrued liabilities	1,422,551	1,795,419
Credit cards payable	557,954	424,324
Total current liabilities	11,481,511	9,342,782

Non-current liabilities
Deferred Tax Liability	831,823	994,255
Long term debt, less current portion	11,051,507	14,162,199
Total non-current liabilities	11,883,330	15,156,454
Total liabilities	23,364,841	24,499,236

Commitments and contingencies
Stockholders’ (deficit) equity
Ursa Major Corporation, no par value, 1,000 shares issued and outstanding	-	-
J.B Lease Corporation, no par value, 1,000 shares issued and outstanding	-	-
Retained (deficit) earnings	647,876	675,197
Total stockholders’ (deficit) equity	647,876	675,197

Total liabilities and stockholders’ (deficit) equity	$24,012,717	$25,174,433

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URSA MAJOR CORPORATION AND AFFILIATE

Combined Statements of Operations

	For the Years Ended December 31,
	2017	2016

Net Revenue	$55,933,777	$54,857,129
Operating expenses
Salaries, wages, and benefits	25,490,088	25,339,050
Fuel	8,600,051	7,816,300
Maintenance and supplies	3,707,644	3,788,880
Equipment rent	482,131	1,094,653
Depreciation and amortization	4,839,993	4,815,028
Operating supplies and expense	6,574,866	6,075,151
Purchased transportation	2,553,243	4,329,252
Insurance and claims	2,451,871	1,462,974
General and administrative expense, net of asset disposition	721,336	680,901
Total operating expenses	55,421,223	55,402,189
(Loss) income from operations	512,554	(545,060)
Other income (expense)
Interest expense	(805,359)	(847,845)
Other income - net	110,602	41,632
Total other income (expense)	(694,757)	(806,213)
Loss	(182,203)	(1,351,273)
Income tax expense
Deferred tax benefit (liability) - Federal	212,041	276,814
Deferred tax benefit (liability) - State	(49,609)	72,862
Income taxes - Federal	-	12,871
Income taxes - State	(7,550)	(6,465)
Total income tax expense	154,882	356,082
Net loss	$(27,321)	$(995,191)

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URSA MAJOR CORPORATION AND AFFILIATE

Combined Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2017 and 2016

Total Retained
Deficit
Balance - December 31, 2015 (unaudited)	$1,670,388
Net loss	(995,191)
Balance - December 31, 2016	675,197
Net loss	(27,321)
Balance - December 31, 2017	647,876

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URSA MAJOR CORPORATION AND AFFILIATE

Combined Statements of Cash Flows

	For the years ended December 31,
	2017	2016

Cash flows from operating activities
Net loss	$(27,321)	$(995,191)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	4,839,993	4,815,028
Gain on sale of property and equipment	(30,414)	(66,661)
Deferred tax benefit	(162,432)	(349,676)
Increase in reserve for obsolete inventory	-	80,000
Increase in allowance for bad debt	(97,706)	521,221
Changes in assets and liabilities
Accounts receivable	368,375	562,748
Inventories	9,808	(196,220)
Prepaid expense and other current assets	(159,778)	(601,366)
Accounts payable	1,810,277	1,324,046
Accrued fuel liability	-	(51,779)
Accrued liabilities	(372,868)	521,982
Credit cards payable	133,630	(215,698)
	6,338,885	6,343,625
Net cash provided by operating activities	6,311,564	5,348,434

Cash flows from investing activities
Purchases of property and equipment	(1,535,716)	(6,484,479)
Proceeds from sale of property and equipment	237,623	255,317
Net cash used in investing activities	(1,298,093)	(6,229,162)

Cash flows from financing activities
Principal payments on long-term debt	(5,368,377)	(3,889,784)
Proceeds from long-term debt	2,825,375	6,135,531
Proceeds from related party notes receivable	(264,590)	(580,967)
Net cash (used in) provided by financing activities	(2,807,592)	1,664,780

Net increase in cash	2,205,879	784,052

Cash - beginning of period	2,718,141	1,934,089

Cash - end of period	$4,924,020	$2,718,141

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended December 31, 2017 and 2016 was $805,359 and $847,845, respectively.

Cash paid for income taxes for the years ended December 31, 2017, and 2016 was $7,550 and $6,465, respectively.

Supplemental disclosure of non-cash activity:

During the year ended December 31, 2016, the Company acquired vehicles in the amount of $77,049 and financed $43,334 related to these purchases.

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URSA MAJOR CORPORATION AND AFFILIATE

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Ursa Major Corporation and Affiliates (the “Company”) are a national carrier specializing in contract transportation for the United States Postal Service (“USPS”). Additionally, the Company provides supply chain solutions for many local and national accounts. The Company operates coast to coast in the lower 48 states with the majority of its customers located in the Upper Midwest. The Company’s drivers are strategically based across the country. The Company also operates multiple truck service centers, which provide maintenance and repairs to outside fleet vehicles as well as its Company-owned fleet. The revenue producing truck centers operate under the name TruckServ with locations in Janesville and Waukesha, Wisconsin. The Company’s corporate offices are located in Oak Creek, Wisconsin.

Principles of Combination

The accompanying combined financial statements include the accounts of Ursa Major Corporation and J.B. Lease Corporation, which are entities under common control. All intercompany accounts and transactions have been eliminated in combination.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The Company has $415,515 and $513,221 of the allowance for doubtful accounts as of the years ended December 31, 2017 and 2016, respectively.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable.

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URSA MAJOR CORPORATION AND AFFILIATE

Notes to Combined Financial Statements

The Company has one major customer, USPS, which accounted for 87% and 85% of the Company’s sales for the years ended December 31, 2017 and 2016, respectively. The Company has over 40 contracts with this customer that have staggered renewal periods over a four-year period. As December 31, 2017 and 2016, accounts receivable from this customer represented 4% and 14% of total receivables, respectively.

Inventories

Inventories consist of materials, labor, and overhead and are stated at the lower of cost or net realizable value, determined using the first-in, first-out method. Inventory is reported net of a reserve for obsolescence in the amount of $80,000 for the years ended December 31, 2017 and 2016.

Prepaid Expenses

Prepaid expenses consist primarily of insurance, license fees, and other expenses paid in advance.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to 20 years, and the shorter of the estimated economic life or related lease terms for leasehold improvements.

Long-Lived Assets

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

No triggering events occurred during the years ended December 31, 2017 and 2016, that required an impairment analysis for long-lived assets; accordingly, no impairment loss was recorded.

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URSA MAJOR CORPORATION AND AFFILIATE

Notes to Combined Financial Statements

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company’s temporary differences result primarily from depreciation and prepaid expenses.

The Company evaluates its tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will more likely than not be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are not recorded as a tax benefit or expense in the current year. Interest and penalties, if applicable, are recorded in the period assessed as general and administrative expenses. However, no interest or penalties have been assessed as of December 31, 2017 and 2016.

The Tax Cuts and Jobs Act (“Tax Act”) was signed into law on December 22, 2017. The Tax Act includes significant changes to the U.S. corporate income tax system, including limitations on the deductibility of interest expense and executive compensation; eliminating the corporate alternative minimum tax (“AMT”) and changing how existing AMT credits can be realized; changing the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, accounts receivable, prepaids, accounts payable, accrued liabilities and credit cards payable approximated fair value as of December 31, 2017 and December 31, 2016 because of the relatively short maturity of these instruments.

Fair Value Measurements

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

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URSA MAJOR CORPORATION AND AFFILIATE

Notes to Combined Financial Statements

Revenue Recognition

The Company recognizes revenue in accordance with the transportation contracts, which is when the mail is delivered to the USPS processing facilities and destination post offices. Truck service sales to customers is recognized at the time the repair is completed.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2017, and 2016 was $92,045 and $93,362, respectively.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new standard is effective for private companies with fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the combined financial statements. The Company is evaluating the potential impact on its combined financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which amended revenue recognition guidance to clarify the principles for recognizing revenue from contracts with customers. The guidance requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required about customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. ASU No. 2014-09 is effective for annual reporting in fiscal years that begin after December 15, 2018. The Company is in the process of evaluating the impact that this new guidance will have on its combined financial statements.

Intangible Assets

No triggering events occurred during the year ended December 31, 2017, that required an impairment testing for intangible assets; accordingly, no impairment loss was recorded in 2017 or 2016. Amortization expense for the years ended December 31, 2017 and 2016 was $9,690. No significant intangible assets balances were noted.

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URSA MAJOR CORPORATION AND AFFILIATE

Notes to Combined Financial Statements

Accrued Liabilities

Accrued liabilities consist primarily of the followings:

	December 31, 2017	December 31, 2016

Payroll & Payroll Liabilities	$1,375,862	$1,714,741
Interest	42,298	51,958
Sales Taxes	3,091	2,968
Other	1,300	25,752
Total	$1,422,551	$1,795,419

Subsequent Events

The Company has evaluated all subsequent events through the auditors’ report date, which is the date these financial statements were available to be issued. With the exception of those matters discussed in Note 10, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

Note 2 - Property and Equipment

Property and equipment consist of the following:

	December 31,
	2017	2016

Transportation equipment	$33,079,969	$32,155,931
Equipment	555,734	382,946
Office furniture and equipment	135,130	133,232
Leasehold improvements	96,225	96,225
	33,867,058	32,768,334
Less accumulated depreciation	(19,845,463)	(15,244,943)
	$14,021,595	$17,523,391

Depreciation expense for the years ended December 31, 2017 and 2016 was $4,830,303 and $4,805,338, respectively.

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URSA MAJOR CORPORATION AND AFFILIATE

Notes to Combined Financial Statements

Note 3 - Lines-of-Credit

A line-of-credit is available with a bank for $750,000 as of December 31, 2017 and 2016. Interest is paid monthly at a variable rate using an index based on the one-month LIBOR with a minimum rate of 2.25% per annum. Collateral for this note is a commercial security agreement. The line-of-credit is renewable annually on September 30th. As December 31, 2017 and 2016, there was no outstanding balance on the line of credit.

Note 4 - Letter of Credit

The Company has an irrevocable standby letter of credit to secure payment of insurance claims on its self-insured worker’s compensation plan. The letter of credit was at $600,000 as of December 31, 2017 and 2016 and is secured by the general assets of the Company. The letter of credit was renewed on September 5, 2018 and is expected to be renewed annually.

Note 5 - Long-Term Debt

Long-term debt consists of:

	December 31,
	2017	2016

Various notes payable to multiple lenders with interest rates ranging from 3% to 4.99%. The notes call for monthly principal payments ranging from $365 to $28,756 and interest payments and maturity dates ranging from October 2018 to August 2024. Collateralized by transportation equipment and guaranteed by the stockholders of the Company. The note is subject to certain restrictive covenants.	$15,877,986	$18,420,988
Less current portion	(4,826,479)	(4,258,789)
	$11,051,507	$14,162,199

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URSA MAJOR CORPORATION AND AFFILIATE

Notes to Combined Financial Statements

Maturities of long-term obligations are as follows:

Year Ending December 31,
2018 (three months)	$1,206,620
2019	4,307,306
2020	3,240,259
2021	2,038,894
2022	1,110,648
Thereafter	479,379
$12,383,106

Note 6 - Related Party Transactions

A note receivable from stockholder exists at December 31, 2017, and 2016 for $1,616,203, and $1,448,729, respectively for money advanced to the officer. Additionally, there are notes receivable from Ursa Group, LLC at December 31, 2017 and 2016 for $200,280, and $176,204, respectively, and from Ursa Oak Creek, LLC at December 31, 2017 and 2016 for $814,366, and $741,326, respectively. Interest on the various notes was accrued at 2.25%, and 2.26% for the years ended December 31, 2017 and 2016.

The Company leases a facility from Ursa Oak Creek, LLC, a limited liability corporation owned by the principal stockholders of the Company. Rent paid to this LLC for the years ended December 31, 2017 and 2016 amounted to $146,676 per year. The Company leases the facility under a 5-year lease that expires on December 30, 2020. Monthly rent is $12,223.

The Company also leases a facility from Ursa Group LLC, a limited liability corporation owned by the principal stockholders of the Company. Rents paid to this LLC for the years ended December 31, 2017 and 2016 were $54,890, and $59,880, respectively. The Company leases the facility under a 25-year lease that expires on December 31, 2037. Monthly rent is equal to the lessor’s mortgage loan payments in accordance with SBA loan provisions.

Note 7 - Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under monthly and non-cancelable operating leases. Payments on these leases range from $1,327 to $12,905 and mature through February 2021. Rent expense for the years ended December 31, 2017 and 2016 was $915,652 and $1,053,536, respectively.

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URSA MAJOR CORPORATION AND AFFILIATE

Notes to Combined Financial Statements

Future minimum lease payments under these leases are approximately as follows:

Year Ending December 31,
2018 (three months)	$156,768
2019	559,264
2020	448,214
2021	77,969
2022	59,880
Thereafter	898,200
$2,200,295

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Note 8 - Income Taxes

The Company did not provide a current or deferred U.S. federal, state, or foreign income tax provision or benefit for any of the periods presented because it has experienced recurring operating losses. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of the net operating loss, because of uncertainty regarding its reliability.

At September 30, 2018 (unaudited), the Company had net operating losses of approximately $(1,334,582) related to U.S. federal, state, and foreign jurisdictions. Utilization of the net operating losses, which expires at various times starting in, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state and foreign tax laws.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are approximately as follows:

	December 31,	December 31,
	2017	2016

Total deferred tax asset - Ursa Major Corporation	$(361,786)	$(373,233)
Total deferred tax liability - J.B. Lease Corporation	1,193,609	1,367,488
Net deferred tax liability	831,823	994,255

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URSA MAJOR CORPORATION AND AFFILIATE

Notes to Combined Financial Statements

Note 9 - Self-Funded Workers Compensation Insurance Program

On September 6, 2016, the Company established a self-funded workers’ compensation insurance plan. The plan is a self-insured retention plan in which the Company pays 100% of each claim or occurrence up to $350,000, subject to the aggregate loss limit of $1,000,000. The maximum exposure to the Company is the sum of the total premiums and the $1,000,000 aggregate loss limit. Basic premiums are expected to be $775,692 for each year. The plan administrator is responsible for the approval, processing and payment of claims, after which they bill the Company for reimbursement. The Company is also responsible for a monthly administrative fee. Claims in the amount of $135,810, and $15,286 were incurred for the years ended December 31, 2017 and 2016, respectively.

Note 10 - Subsequent Events

The Company has evaluated all subsequent events through the auditors’ report date, which is the date these financial statements were available to be issued. With the exception of those matters discussed below, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

On December 15, 2018, the equity holders of Ursa Major Corporation entered into an agreement and plan of merger with EVO Transportation& Energy Services, Inc. and the equity holders of JB Lease Corporation entered into a stock purchase agreement with EVO Equipment Leasing, LLC. The parties closed these transactions on February 1, 2019.

Subsequent to December 31, 2018, the Company paid off approximately $1,000,000 in long-term debt.

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URSA MAJOR CORPORATION AND AFFILIATE

Notes to Combined Financial Statements

Note 11 - Going Concern

For the years ended December 31, 2017 and 2016, the Company has incurred losses of $27,321 and $995,191, and the Company has continued to experience working deficits of $4,151,205 and $4,097,656, respectively, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s losses and decreases in working capital and equity, described above, raise substantial doubt about the Company’s ability to continue as a going concern.

With the acquisition, management expects to achieve expense savings from the integration in the form of labor efficiencies and scale economies. Further, management will address the profitability of each individual contract and rebalance the labor model towards less reliance on leased labor. Since management’s aggressive approach to debt pay down has contributed to the working capital deficit, refinancing alternatives are being explored.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

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URSA MAJOR CORPORATION AND AFFILIATE

Condensed Combined Financial Statements

September 30, 2018

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URSA MAJOR CORPORATION AND AFFILIATE

Table of Contents

Page

Condensed Combined Financial Statements

Condensed Combined Balance Sheets	20

Condensed Combined Statements of Operations	21

Condensed Combined Statements of Cash Flows	22

Notes to Condensed Combined Financial Statements	23

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URSA MAJOR CORPORATION AND AFFILIATE

Condensed Combined Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2018	2017
Assets
Current assets
Cash	$2,876,989	$4,924,020
Accounts receivable, net	808,239	867,734
Inventories	583,093	638,181
Prepaids and other current assets	927,933	900,371
Total current assets	5,196,254	7,330,306
Non-current assets
Property and equipment, net	10,657,265	14,021,595
Related party notes receivable	2,851,833	2,630,849
Intangible assets	22,667	29,967
Total non-current assets	13,531,765	16,682,411
Total assets	$18,728,019	$24,012,717
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Current portion of long-term debt	$4,826,479	$4,826,479
Accounts payable	3,898,110	4,674,527
Accrued liabilities	1,226,350	1,422,551
Credit cards payable	829,877	557,954
Total current liabilities	10,780,816	11,481,511
Non-current liabilities
Deferred Tax Liability	831,823	831,823
Long-term debt, less current portion	7,931,985	11,051,507
Total non-current liabilities	8,763,808	11,883,330
Total liabilities	19,544,624	23,364,841

Commitments and contingencies
Stockholders’ (deficit) equity
Ursa Major Corporation, no par value, 1,000 shares issued and outstanding	-	-
J.B. Lease Corporation, no par value, 1,000 shares issued and outstanding	-	-
Accumulated deficit	(816,605)	647,876
Total stockholders’ (deficit) equity	(816,605)	647,876
Total liabilities and stockholders’ (deficit) equity	$18,728,019	$24,012,717

 See notes to condensed combined financial statements.

20

URSA MAJOR CORPORATION AND AFFILIATE

Condensed Combined Statements of Operations

(Unadited)

	For the three months ended		For the nine months ended
	2018	2017	2018	2017
Revenue, net	$14,635,711	$13,207,074	$42,430,059	$38,827,452
Operating expenses
Salaries, wages, and benefits	6,501,782	6,225,062	18,593,488	18,754,404
Fuel	2,593,117	2,007,215	7,863,092	6,067,396
Maintenance and supplies	1,218,930	981,539	3,568,596	2,714,936
Operating supplies and expense	1,351,958	1,066,184	3,885,028	3,032,266
Depreciation and amortization	1,183,300	1,139,100	3,528,001	3,424,598
Purchased transportation	1,016,622	659,508	2,881,745	1,945,445
Insurance and claims	649,643	589,391	1,904,844	1,776,814
General and administrative expenses, net of asset, disposition	306,473	218,153	557,464	578,862
Equipment rent	180,511	115,828	443,490	357,767
Total	15,002,336	13,001,980	43,225,748	38,652,488
Operating loss	(366,625)	205,094	(795,689)	174,964
Other expense
Interest expense	(181,962)	(206,199)	(535,207)	(631,023)
Other income	13,929	5,045	43,925	14,679
Total other expense	(168,033)	(201,154)	(491,282)	(616,344)
Loss	(534,658)	3,940	(1,286,971)	(441,380)
Income tax benefit (expense)
	(32,894)	-	(177,510)	12
Total income tax expense	(32,894)	-	(177,510)	12
Net loss	$(567,552)	$3,940	$(1,464,481)	$(441,368)

 See notes to condensed combined financial statements.

21

URSA MAJOR CORPORATION AND AFFILIATE

Condensed Combined Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities
Net loss	$(1,464,481)	$(441,368)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,528,001	3,424,598
Gain on disposal of assets	(42,881)	-
Changes in assets and liabilities
Accounts receivable	59,495	180,910
Inventories	55,088	(15,941)
Prepaids and other current assets	(27,562)	290,135
Accounts payable	(776,417)	(757,139)
Accrued liabilities	(196,201)	(279,911)
Credit cards payable	271,923	237,326
	2,871,446	3,079,978
Net cash provided by operating activities	1,406,965	2,638,610
Cash flows from investing activities
Purchases of property and equipment	(117,712)	(1,325,241)
Proceeds from the sale of property and equipment	4,222	-
Net cash used in investing activities	(113,490)	(1,325,241)
Cash flows from financing activities
Payments of principal on long-term debt	(3,544,501)	(1,384,631)
Proceeds from debt issuance	424,979	-
Advances on stockholders notes receivable	(220,984)	(168,770)
Net cash used in financing activities	(3,340,506)	(1,553,401)
Net decrease in cash	(2,047,031)	(240,032)
Cash - beginning of year	4,924,020	2,718,141
Cash - end of year	$2,876,989	$2,478,109

Supplemental disclosure of cash flow information:

Cash paid for interest for the nine months ended (unaudited) September 30, 2018 and 2017 was $535,207 and $631,023, respectively.

Cash paid for income taxes for the nine months ended (unaudited) September 30, 2018 and 2017 was $37,510 and zero, respectively.

See notes to condensed combined financial statements.

22

URSA MAJOR CORPORATION AND AFFILIATE

Notes to Condensed Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Ursa Major Corporation and Affiliates (the “Company”) are a national carrier specializing in contract transportation for the United States Postal Service (“USPS”). Additionally, the Company provides supply chain solutions for many local and national accounts. The Company operates coast to coast in the lower 48 states with the majority of its customers located in the Upper Midwest. The Company’s drivers are strategically based across the country. The Company also operates multiple truck service centers, which provide maintenance and repairs to outside fleet vehicles as well as its Company-owned fleet. The revenue producing truck centers operate under the name TruckServ with locations in Janesville and Waukesha, Wisconsin. The Company’s corporate offices are located in Oak Creek, Wisconsin.

Principles of Combination

The accompanying combined financial statements include the accounts of Ursa Major Corporation and J.B. Lease Corporation, which are entities under common control. All intercompany accounts and transactions have been eliminated in combination.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The Company has $415,515 of the allowance for doubtful accounts as of the nine-month period ended September 30, 2018 and 2017.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable.

The Company has one major customer, United States Post Office, which accounted for 86% of the Company’s sales for the nine-month period ended September 30, 2018 and 2017. The Company has over 40 contracts with this customer that have staggered renewal periods over a four-year period. As of the end of the nine-month period ended September 30, 2018 and 2017, accounts receivable from this customer represented 4%, of total receivables.

Inventories

Inventories consist of materials, labor, and overhead and are stated at the lower of cost or net realizable value, determined using the first-in, first-out method. Inventory is reported net of a reserve for obsolescence in the amount of $80,000 as of the end of the nine-month period ended September 30, 2018 and 2017.

23

URSA MAJOR CORPORATION AND AFFILIATE

Notes to Condensed Combined Financial Statements

Prepaid Assets

Prepaid expenses consist primarily of insurance, license fees and other expenses paid in advance.

Property, Equipment and Land

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to 20 years, and the shorter of the estimated economic life or related lease terms for leasehold improvements.

Intangibles

No triggering events occurred during the nine-month period ended September 30, 2018, that required an impairment testing for intangible assets; accordingly, no impairment loss was recorded in 2017 or 2016. Amortization expense for the nine-month period ended September 30, 2018 and 2017 was $7,301.

Long-Lived Assets

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

No triggering events occurred during the nine-month period ended September 30, 2018 and 2017, that required an impairment analysis for long-lived assets; accordingly, no impairment loss was recorded.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company’s temporary differences result primarily from depreciation and prepaid expenses.

The Company evaluates its tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will more likely than not be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are not recorded as a tax benefit or expense in the current year. Interest and penalties, if applicable, are recorded in the period assessed as general and administrative expenses. However, no interest or penalties have been assessed as of September 30, 2018 and December 31, 2017 and 2016.

The Tax Cuts and Jobs Act (“Tax Act”) was signed into law on December 22, 2017. The Tax Act includes significant changes to the U.S. corporate income tax system, including limitations on the deductibility of interest expense and executive compensation; eliminating the corporate alternative minimum tax (“AMT”) and changing how existing AMT credits can be realized; changing the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system.

24

URSA MAJOR CORPORATION AND AFFILIATE

Notes to Condensed Combined Financial Statements

Fair Value Measurements

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, accounts receivable, prepaids, accounts payable, accrued liabilities and credit cards payable approximated fair value as of September 30, 2018 and 2017 because of the relatively short maturity of these instruments.

Revenue Recognition

The Company recognizes revenue in accordance with the transportation contracts, which is when the mail is delivered to the USPS processing facilities and destination post offices. Truck service sales to customers is recognized at the time the repair is completed.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the periods ended September 30, 2018 and 2017, was $66,259 and $92,045, respectively.

25

URSA MAJOR CORPORATION AND AFFILIATE

Notes to Condensed Combined Financial Statements

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new standard is effective for private companies with fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the combined financial statements. The Company is evaluating the potential impact on its combined financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which amended revenue recognition guidance to clarify the principles for recognizing revenue from contracts with customers. The guidance requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required about customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. ASU No. 2014-09 is effective for annual reporting in fiscal years that begin after December 15, 2018. The Company is in the process of evaluating the impact that this new guidance will have on its combined financial statements.

Note 2 - Balance Sheet Disclosures

Property, equipment and land are summarized as follows:

	(Unaudited)
	September 30,	December 31,
	2018	2017
Transportation equipment	$33,212,217	$33,079,969
Equipment	569,026	555,734
Office furniture and equipment	159,545	135,130
Leasehold improvements	97,208	96,225
	34,037,996	33,867,058
Less accumulated depreciation	(23,380,731)	(19,845,463)
	$10,657,265	$14,021,595

Depreciation expense for the nine months ended September 30, 2018 and 2017 was $3,520,700 and $3,417,297, respectively.

26

URSA MAJOR CORPORATION AND AFFILIATE

Notes to Condensed Combined Financial Statements

Accrued liabilities consist of the following:

	(Unaudited)
	September 30,	December 31,
	2018	2017
Payroll and related	$1,180,649	$1,375,862
Interest	42,298	42,298
Sales tax	2,107	3,091
Other	1,296	1,300
	$1,226,350	$1,422,551

Note 3 - Lines-of-Credit

A line-of-credit is available with a bank for $750,000 as of September 30, 2018, and December 31, 2017. Interest is paid monthly at a variable rate using an index based on the one-month LIBOR with a minimum rate of 2.25% per annum. Collateral for this note is a commercial security agreement. The line-of-credit is renewable annually on September 30th. As of September 30, 2018, and December 31, 2017, there was no outstanding balance on the line of credit. The Company received a covenant waiver for the year ending December 31, 2017. The lines-of-credit were not in compliance with the covenants for nine months ended September 30, 2018.

Note 4 - Letter of Credit

The Company has an irrevocable standby letter of credit to secure payment of insurance claims on its self-insured worker’s compensation plan. The letter of credit was at $600,000 as of September 30, 2018 and December 31, 2017 and is secured by the general assets of the Company. The letter of credit was renewed on September 5, 2018 and is expected to be renewed annually.

Note 5 - Long-Term Debt

Long-term debt consists of:

	(Unaudited)
	September 30,	December 31,
	2018	2017
Various notes payable to multiple lenders with interest rates ranging from 3% to 4.99%. The notes call for monthly principal payments ranging from $365 to $28,756 and interest payments and maturity dates ranging from October 2018 to August 2024. Collateralized by transportation equipment and guaranteed by the stockholders of the Company. The note is subject to certain restrictive covenants.	$12,758,464	$15,877,986
Less current portion*	(4,826,479)	(4,826,479)
	$7,931,985	$11,051,507

27

URSA MAJOR CORPORATION AND AFFILIATE

Notes to Condensed Combined Financial Statements

Maturities of long-term obligations are as follows:

At December 31,
2019 (three months)	$1,581,979
2020	4,307,306
2021	3,240,259
2022	2,038,894
2023	1,110,648
Thereafter	479,378
$12,758,464

Note 6 - Related Party Transactions

A note receivable from stockholder exists at September 30, 2018 and December 31, 2017, for $1,719,760 and $1,616,203, respectively for money advanced to the officer. Additionally, there are notes receivable from Ursa Group, LLC at September 30, 2018 and December 31, 2017 for $234,000 and $200,280, respectively, and from Ursa Oak Creek, LLC at September 30, 2018, and December 31, 2017 for $898,073 and $814,366, respectively. Interest on the various notes was accrued at 1.87%, 2.25%, and 2.26% for the periods ended September 30, 2018 and 2017.

The Company leases a facility from Ursa Oak Creek, LLC, a limited liability corporation owned by the principal stockholders of the Company. Rent paid to this LLC for the nine-month period ended September 30, 2018 and 2017 amounted to $146,676 per year. The Company leases the facility under a 5-year lease that expires on December 30, 2020. Monthly rent is $12,223.

The Company also lease a facility from Ursa Group LLC, a limited liability corporation owned by the principal stockholders of the Company. Rents paid to this LLC for the nine-month period ended September 30, 2018 and 2017 were $56,830 and $54,890, respectively. The Company leases the facility under a 25-year lease that expires on December 31, 2037. Monthly rent is equal to the lessor’s mortgage loan payments in accordance with SBA loan provisions.

Note 7 - Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under monthly and non-cancelable operating leases. Payments on these leases range from $1,327 to $12,905 and mature through February 2021. Rent expense for the nine months ended September 30, 2018 and 2017, was $689,770 and $588,000, respectively.

Future minimum lease payments under these leases are approximately as follows:

2019 remainder of the year	$188,400
2020	657,000
2021	516,100
2022	115,000
2023	65,300
Thereafter	898,200
$2,440,000

28

URSA MAJOR CORPORATION AND AFFILIATE

Notes to Condensed Combined Financial Statements

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Note 8 - Income Taxes

The Company did not provide a current or deferred U.S. federal, state, or foreign income tax provision or benefit for any of the periods presented because it has experienced recurring operating losses. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of the net operating loss, because of uncertainty regarding its realizability.

At September 30, 2018, the Company had net operating losses of approximately $(1,334,582) related to U.S. federal, state, and foreign jurisdictions. Utilization of the net operating losses, which expires at various times starting in, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state and foreign tax laws.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are approximately as follows:

Summary of deferred tax assets and liabilities are as follows:

	September 30,	December 31,
	2018	2017

Total deferred tax asset - Ursa Major Corporation	$(361,786)	$(361,786)
Total deferred tax liability - J.B. Lease Corporation	1,193,609	1,193,609
Net deferred tax liability	$831,823	$831,823

Note 9 - Self-Funded Workers Compensation Insurance Program

On September 6, 2016, the Company established a self-funded workers’ compensation insurance plan. The plan is a self-insured retention plan in which the Company pays 100% of each claim or occurrence up to $350,000, subject to the aggregate loss limit of $1,000,000. The maximum exposure to the Company is the sum of the total premiums and the $1,000,000 aggregate loss limit. Basic premiums are expected to be $775,692 for each year. The plan administrator is responsible for the approval, processing and payment of claims, after which they bill the Company for reimbursement. The Company is also responsible for a monthly administrative fee. Claims in the amount of $224,680, and $223,985 were incurred for the nine-month period ended September 30, 2018 and 2017, respectively.

Note 10 - Subsequent Events

On December 15, 2018, the equity holders of Ursa Major Corporation entered into an agreement and plan of merger with EVO Transportation& Energy Services, Inc. and the equity holders of JB Lease Corporation entered into a stock purchase agreement with EVO Equipment Leasing, LLC. The parties closed these transactions on February 1, 2019.

Subsequent to December 31, 2018, the Company paid off approximately $1,000,000 in long-term debt.

29

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements have been prepared in accordance with guidelines specified by Article 11 of Regulation S-X. Specifically, the Unaudited Combined Balance Sheet and Combined Statements of Operations for the twelve months ended December 31, 2017, have been prepared as if the Company had acquired Ursa Major as of January 1, 2017.

In addition, the following unaudited pro forma financial statements have been prepared in accordance with guidelines specified by Article 11 of Regulation S-X. Specifically, the Unaudited Combined Balance Sheet and Combined Statements of Operations for the nine months ended September 30, 2018, have been prepared as if the Company had acquired Ursa Major as of September 30, 2018.

The transactions are more fully described in Note 1 hereto. The pro forma adjustments are based upon various estimates and assumptions that our management believes are reasonable and appropriate given the currently available information. Use of different estimates and judgments could yield different results.

The unaudited pro forma financial statements do not reflect any future operating efficiencies, associated cost savings or possible integration costs that may occur related to the combination of the Company and Ursa Major. The unaudited pro forma financial statements do not purport to reflect our results of operations or financial position that would have occurred had we operated as a public company or as a group of companies during the periods presented. The unaudited pro forma financial statements should not be relied upon as being indicative of our financial condition or results of operations had the transactions occurred on the date assumed nor as a projection of our results of operations or financial position for any future period or date.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and related notes of the Company appearing in the Company’s public filings available on www.sec.gov.and appearing elsewhere in this registration statement and in our Current Report on Form 10-K filed April 17, 2018.

30

EVO Transportation and Energy Services, Inc.

Unaudited Pro forma Combined Balance Sheets

As of December 31, 2017

	EVO Transportation and Energy Services, Inc.	Ursa Major Corporation and Affiliate	(Unaudited) Pro Forma Adjustments		(Unaudited) Pro Forma

Assets

Current assets
Cash and cash equivalents	$83,867	$4,924,020	(2,500,000)	[a]	$2,507,887
Accounts receivable, net	150,419	867,734	-		1,018,153
Inventories	-	638,181	-		638,181
Alternative fuels tax credit receivable	648,029	-	-		648,029
Other assets	1,675	900,371	-		902,046
Total current assets	883,990	7,330,306	(2,500,000)		5,714,296

Non-current assets
Property, equipment and land, net	7,740,423	14,021,595	4,891,005	[b]	26,653,023
Assets available for sale	240,000	-	-		240,000
Intangibles	345,284	29,967	(29,967)	[c]	8,759,005
	-	-	8,413,721	[d]
Related party note receivable	-	2,630,849	(2,630,849)	[e]	-
Deposits and other long-term assets	132,940	-	-		132,940
Total non-current assets	8,458,647	16,682,411	10,643,910		35,784,968

Total assets	$9,342,637	$24,012,717	$8,143,910		$41,499,264

Liabilities and Stockholders’ Defect

Current liabilities
Accounts payable	$1,784,049	$4,674,527	$-		$6,458,576
Accounts payable - related party	409,838	-	-		409,838
Advances from stockholder	370,359	-	-		370,359
Accrued in interest - related party	927,421	-	-		927,421
Accrued expenses	1,168,721	1,422,551	-		2,591,272
Credit cards payable	-	557,954	-		557,954
Derivative liability	32,186	-	-		32,186
Promissory notes - stockholder	-	-	6,430,000	[f]	6,430,000
Subordinated convertible senior notes payable to stockholders	1,421,556	-	-		1,421,556
Working capital notes - related party	250,000	-	-		250,000
Current portion of capital lease obligation	-	-	-		-
Current portion of long-term debt	1,093,691	4,826,479	-		5,920,170
Total current liabilities	7,457,821	11,481,511	6,430,000		25,369,332
		’
Non-current liabilities
Long term subordinated convertible notes payable to stockholders	1,166,373	-	-		1,166,373
Convertible promissory notes - related parties, less unamortized discount of $4,257,358	5,680,147	-	-		5,680,147
Senior promissory note - related party	3,800,000	-	-		3,800,000
Promissory note - related party	4,000,000	-	-		4,000,000
Long term debt, less current portion	-	11,051,507	-		11,051,507
Capital lease obligations less current portion	-	-	-		-
Deferred tax liability	-	831,823	361,786	[g]	1,193,609
Deferred rent	2,206	-	-		2,206
Derivative liability, less current portion	11,420	-	-		11,420
Total non-current liabilities	14,660,146	11,883,330	361,786		26,905,262
Total liabilities	22,117,967	23,364,841	6,791,786		52,274,594

Commitment and contingencies

Stockholders’ deficit and members’ deficit
Preferred stock, $.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-	-		-
Common stock, $.0001 par value; 100,000,000 shares authorized; 429,308 (2017) shares issued and outstanding	43	-	80	[h]	123
Ursa Major Corporation, no par value, 1,000 shares issued and outstanding
J.B. Lease Corporation, no par value, 1,000 shares issued and outstanding
Additional paid-in capital	1,299,980	-	1,999,920	[i]	3,299,900
Accumulated (deficit) earnings	(14,075,353)	647,876	(647,876)	[j]	(14,075,353)
Total stockholders’ deficit	(12,775,330)	647,876	1,352,124		(10,775,330)
Total liabilities and stock holders’ deficit	$9,342,637	$24,012,717	$8,143,910		$41,499,264

31

EVO Transportation and Energy Services, Inc.

Unaudited Pro forma Combined Statements of Operation

For the Twelve Months Ended December 31, 2017

	EVO Transportation and Energy Services	Ursa Major Corporation and Affiliate	(Unaudited) Pro Forma Adjustments		(Unaudited) Pro Forma
Revenue
Trucking, net	$-	$55,933,777	$-		$55,933,777
CNG Sales, net	1,968,563	-	-		1,968,563
Federal alternative fuels tax credit	128,340	-	-		128,340
Total revenue	2,096,903	55,933,777	-		58,030,680

Operating expenses
Salaries, wages and benefits	-	25,490,088	-		25,490,088
Fuel	-	8,600,051	-		8,600,051
Operating supplies and expenses	-	6,574,866	-		6,574,866
Depreciation and amortization	711,076	4,839,993	489,101	[a]	6,040,170
Maintenance and supplies	-	3,707,644	-		3,707,644
Purchased transportation	-	2,553,243	-		2,553,243
Insurance and claims	-	2,451,871	-		2,451,871
General and administrative expense, net of asset disposition	2,431,916	721,336	-		3,153,252
Equipment rent		482,131	-		482,131
CNG operating supplies and expenses	1,499,876	-	-		1,499,876
CNG impairment	4,906,217	-	-		4,906,217
Total operating expenses	9,549,085	55,421,223	489,101		65,459,409

(Loss) income from operations	(7,452,182)	512,554	(489,101)		(7,428,729)

Other expense
Interest expense	(1,642,259)	(805,359)	-		(2,447,618)
Other	-	110,602	-		110,602
Realized and unrealized gain on derivative liability, net	(60,246)	-	-		(60,246)
Warrant expense	(77,500)	-	-		(77,500)
Total other expense	(1,780,005)	(694,757)	-		(2,474,762)

Income tax expense
Deferred tax benefit	71,294	154,882	-		226,176

Net loss	$(9,160,893)	$(27,321)	$(489,101)		$(9,677,315)

Basic weighted average common shares outstanding	396,717	-	800,000	[b]	1,196,717
Basic loss per common share	$(23.09)				$(8.09)

Diluted weighted average common shares outstanding	396,717	-	800,000	[b]	1,196,717
Diluted loss per share	$(23.09)				$(8.09)

32

Note 1 – Basis of Pro Forma Presentation

Ursa Major and Affiliate

For purposes of pro forma presentation, the acquisition date of Ursa Major and Affiliate (“Ursa”) from the Ursa stockholders (“Equity Holders”), by EVO Transportation and Energy Services, Inc. (“Buyer”) the following is assumed for each of the respective financial statements.

●	Unaudited Condensed Combined Statement of Operations for the twelve months ended December 31, 2017 – Acquisition Date January 1, 2017

●	Unaudited Condensed Combined Balance sheet as of December 31, 2017 - Acquisition date December 31, 2017

In conjunction with the acquisition of Ursa, the following equity and debt instruments were issued:

●	Assumption or payoff by buyer of approximately $12,000,000 of indebtedness.

●	A promissory note in the aggregate amount of the J.B, Lease Loan (estimated at $6,430,000) issued by buyer to the Equity Holders (the “J.B. Lease Note”). The J.B. Lease Note is interest-free until June 1, 2019. In the event the J.B. Lease Note is not paid in full prior to June 1, 2019, the J.B. Lease Note provides for monthly principal and interest payments of $50,000 by buyer to Equity Holders with the first payment due on June 1, 2019, accruing interest of a rate of 9% per annum, which interest is payable monthly in advance. The J.B. Lease Note is secured by a collateral pledge agreement of buyer’s equity interests in J.B. Lease and in Ursa and is due and payable in full by August 31, 2020.

●	Payment of $2,000,000, which was paid to Equity Holders by issuance of the buyer of an aggregate of 800,000 shares of buyer’s common stock, par value $0.0001 per share at a price per share of $2.50.

The unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for using the acquisition method of accounting. Accordingly, the assets acquired and liabilities of the seller have been adjusted to their estimated fair values as of December 31, 2017.

Fair Values as of December 31, 2017

Ursa Major and Affiliate tangible assets	$21,351,901
Ursa Major and Affiliate tangible liabilities	(23,726,627)
Net tangible assets	$(2,374,726)

Cash payment	$2,500,000

Goodwill and intangibles	$8,413,721

Step-up basis on acquisition of fixed assets	$4,891,005

Stock holders’ promissory notes	$6,430,000

Common stock	$2,000,000

The difference between the fair market value of the net tangible assets and the consideration given will be allocated between identifiable intangible assets which will be amortized over their estimated useful lives and goodwill which in accordance with the ASC No. 805 Business Combinations will not be amortized but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. The identifiable intangible assets have not been separately identified as the information is incomplete at the time of this report. The identifiable intangible assets will be included in the Company’s Form 10-Q for the quarter ending March 31, 2019.

Acquisition related costs for Ursa are estimated to be $80,000 for the year ended December 31, 2018.

33

Note 2 – Pro Forma Presentation Adjustments and Assumptions

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

Pro Forma Adjustments to the Condensed Combined Balance Sheet

[a] To record the $2,500,000 Ursa payment to the seller.

[b] To record the appraised value of the Ursa assets purchased in the acquisition

[c] To eliminate Ursa’s intangible assets

[d] To record identifiable intangible assets and goodwill associated with the acquisition of Ursa.

[e] To eliminate Ursa related party notes receivable.

[f] To record the issuance of the Ursa stock holder’s promissory notes.

[g] To eliminate Ursa’s deferred tax asset.

[h] To record the issuance of 800,000 shares of common stock to the Ursa seller.

[i] To eliminate Ursa’s accumulated earnings.

Pro Forma Adjustments to the Condensed Combined Statements of Operations

[a] To record one year of depreciation on the step-up value of the Ursa assets.

[b] To record the issuance of 800,000 shares of common stock to the Ursa seller.

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EVO Transportation and Energy Services, Inc.

Unaudited Pro forma Combined Balance Sheets

As of September 30, 2018

	(Unaudited) EVO Transportation and Energy Services, Inc.	(Unaudited) Ursa Major Corporation and Affiliate	(Unaudited) Pro Forma Adjustments		(Unaudited) Pro Forma

Assets

Current assets
Cash and cash equivalents	$1,121,565	$2,876,989	(2,500,000)	[a]	$1,498,554
Accounts receivable, net	3,494,182	808,239	-		4,302,421
Inventories	1,643	583,093	-		584,736
Alternative fuels tax credit receivable	580,316	-	-		580,316
Other assets	405,140	927,933	-		1,333,073
Total current assets	5,602,846	5,196,254	(2,500,000)		8,299,100

Non-current assets
Property, equipment and land, net	7,575,256	10,657,265	4,891,005	[b]	23,123,526
Assets available for sale	240,000	-	-		240,000
Intangibles	6,221,248	22,667	(22,667)	[c]	16,313,134
	-	-	10,091,886	[d]
Advances from related parties	-	-	-		-
Related party note receivable	-	2,851,833	(2,851,833)	[e]	-
Deposits and other long-term assets	327,053	-	-		327,053
Total non-current assets	14,363,557	13,531,765	12,108,391		40,003,713

Total assets	$19,966,403	$18,728,019	$9,608,391		$48,302,813

Liabilities and Stockholders’ Defect

Current liabilities
Line-of-credit	$421,739	$-	$-		$421,739
Accounts payable	1,181,671	3,898,110	-		5,079,781
Accounts payable - related party	337,345	-	-		337,345
Advances from related party	370,359	-	-		370,359
Accrued in interest - related party	730,000	-	-		730,000
Accrued expenses	3,963,323	1,226,350	-		5,189,673
Credit cards payable	-	829,877	-		829,877
Derivative liability	14,728	-	-		14,728
Series A Preferred stock and dividend	311,178	-	-		311,178
Factored accounts receivable	1,710,889	-	-		1,710,889
Promissory note - stockholder	-	-	6,430,000	[f]	6,430,000
Promissory notes - stockholder	2,494,870	-	-		2,494,870
Current portion of long-term debt	997,457	4,826,479	-		5,823,936
Total current liabilities	12,533,559	10,780,816	6,430,000		29,744,375
		’
Non-current liabilities
Convertible promissory notes - related parties, less unamortized discount of $3,905,833	5,594,167	-	-		5,594,167
Senior promissory note - related party	3,800,000	-	-		3,800,000
Promissory note - related party	4,000,000	-			4,000,000
Secured convertible promissory notes, net unamortized discount of $2,622,106 and debt issuance costs $481,238	901,656	-	-		901,656
Long term debt, less current portion	148,293	7,931,985	-		8,080,278
Deferred tax liability	-	831,823	361,786	[g]	1,193,609
Fuel advance	989,076	-	-		989,076
Total non-current liabilities	15,433,192	8,763,808	361,786		24,558,786
Total liabilities	27,966,751	19,544,624	6,791,786		54,303,161

Series A Redeemable Preferred stock, $.0001 par value; 100,000,000 shares authorized 100,000 shares issued and outstanding	10	-	-		10

Commitment and contingencies

Stockholders’ deficit and members’ deficit
Common stock, $.0001 par value; 100,000,000 shares authorized; 429,308 (2017) shares issued and outstanding	276	-	80	[h]	356
Ursa Major Corporation, no par value, 1,000 shares issued and outstanding	-	-
J.B. Lease Corporation, no par value, 1,000 shares issued and outstanding	-	-
Additional paid-in capital	11,844,682	-	1,999,920	[h]	13,844,602
Accumulated deficit	(19,845,316)	(816,605)	816,605	[i]	(19,845,316)
Total stockholders’ deficit	(8,000,358)	(816,605)	2,816,605		(6,000,358)
Total liabilities and stock holders’ deficit	$19,966,403	$18,728,019	$9,608,391		$48,302,813

35

EVO Transportation and Energy Services, Inc.

Unaudited Pro forma Combined Statements of Operation

For the Nine Months Ended September 30, 2018

	(Unaudited) EVO Transportation and Energy Services	(Unaudited) Ursa Major Corporation and Affiliate	(Unaudited) Pro Forma Adjustments		(Unaudited) Pro Forma
Revenue
Trucking, net	$10,212,227	$42,430,059	$-		$52,642,286
CNG Sales, net	1,111,629	-	-		1,111,629
Total revenue	11,323,856	42,430,059	-		53,753,915

Operating expenses
Salaries, wages and benefits	3,443,780	18,593,488	-		22,037,268
Fuel	1,124,246	7,863,092	-		8,987,338
Operating supplies and expenses	102,489	3,568,596	-		3,671,085
Depreciation and amortization	509,610	3,885,028	366,826	[a]	4,761,464
Maintenance and supplies	195,357	3,528,001	-		3,723,358
Purchased transportation	4,136,889	2,881,745	-		7,018,634
Insurance and claims	395,378	1,904,844	-		2,300,222
General and administrative expense, net of asset disposition	3,120,645	557,464	-		3,678,109
Equipment rent	1,618,506	443,490	-		2,061,996
CNG operating supplies and expenses	837,160	-	-		837,160
Total operating expenses	15,484,060	43,225,748	366,826		59,076,634

(Loss) income from operations	(4,160,204)	(795,689)	(366,826)		(5,322,719)

Other expense
Interest expense	(1,553,129)	(535,207)	-		(2,088,336)
Other	-	43,925	-		43,925
Realized and unrealized gain on derivative liability, net	28,878	-	-		28,878
Warrant expense	(589,158)	-	-		(589,158)
Gain on extinguishment of related party interest	157,330	-	-		157,330
Gain on extinguishment of liabilities	657,498	-	-		657,498
Total other expense	(1,298,581)	(491,282)	-		(1,789,863)

Income tax expense
Deferred tax benefit	-	(177,510)	-		(177,510)

Net loss	$(5,458,785)	$(1,464,481)	$(366,826)		$(7,290,092)

Series A Redeemable Preferred stock	(300,000)				(300,000)

Net loss available to stockholders	$(5,758,785)				$(7,590,092)

Basic weighted average common shares outstanding	1,100,800	-	800,000	[b]	1,900,800
Basic loss per common share	$(5.23)				$(3.99)

Diluted weighted average common shares outstanding	1,100,800		800,000	[b]	1,900,800
Diluted loss per share	$(5.23)				$(3.99)

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Note 1 – Basis of Pro Forma Presentation

Ursa Major and Affiliate

For purposes of pro forma presentation, the acquisition date of Ursa Major and Affiliate (“Ursa”) from the Ursa stockholders (‘Equity Holders”), by EVO Transportation and Energy Services, Inc. (“Buyer”) the following is assumed for each of the respective financial statements.

●	Unaudited Condensed Combined Statement of Operations for the nine months ended September 30, 2018 – Acquisition Date January 1, 2018

●	Unaudited Condensed Combined Balance sheet as of September 31, 2018 - Acquisition date January 1, 2018

In conjunction with the acquisition of Ursa, the following equity and debt instruments were issued:

●	Assumption or payoff by buyer of approximately $12,000,000 of indebtedness.

●	A promissory note in the aggregate amount of the J.B, Lease Loan (estimated at $6,430,000) issued by buyer to the Equity Holders (the “J.B. Lease Note”). The J.B. Lease Note is interest-free until June 1, 2019. In the event the J.B. Lease Note is not paid in full prior to June 1, 2019, the J.B. Lease Note provides for monthly principal and interest payments of $50,000 by buyer to Equity Holders with the first payment due on June 1, 2019, accruing interest of a rate of 9% per annum, which interest is payable monthly in advance. The J.B. Lease Note is secured by a collateral pledge agreement of buyer’s equity interests in J.B. Lease and in Ursa and is due and payable in full by August 31, 2020.

●	Payment of $2,000,000, which shall be paid to Equity Holders by issuance of the buyer of an aggregate of 800,000 shares of buyer’s common stock, par value $0.0001 per share at a price per share of $2.50.

The unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for using the acquisition method of accounting. Accordingly, the assets acquired and liabilities of the seller have been adjusted to their estimated fair values as of September 30, 2018.

Fair Values as of September 30, 2018

Ursa Major and Affiliate tangible assets	$15,853,519
Ursa Major and Affiliate tangible liabilities	(19,906,410)
Net tangible assets	$(4,052,891)

Cash payment	$2,500,000

Goodwill and intangibles	$10,091,886

Step-up basis on acquisition of fixed assets	$4,891,005

Stock holders’ promissory notes	$6,430,000

Common stock	$2,000,000

37

The difference between the fair market value of the net tangible assets and the consideration given will be allocated between identifiable intangible assets which will be amortized over their estimated useful lives and goodwill which in accordance with the ASC No. 805 Business Combinations will not be amortized but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. The identifiable intangible assets have not been separately identified as the information is incomplete at the time of this report. The identifiable intangible assets will be included in the Company’s Form 10-Q for the quarter ending March 31, 2019.

Acquisition related costs for Ursa are estimated to be $80,000 for the year ended December 31, 2018.

Note 2 – Pro Forma Presentation Adjustments and Assumptions

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

Pro Forma Adjustments to the Condensed Combined Balance Sheet

[a] To record the $2,500,000 Ursa payment to the seller.

[b] To record the appraised value of the Ursa assets purchased in the acquisition

[c] To eliminate Ursa’s intangible assets

[d] To record identifiable intangible assets and goodwill associated with the acquisition of Ursa.

[e] To eliminate Ursa related party notes receivable.

[f] To record the issuance of the Ursa stock holder’s promissory notes.

[g] To eliminate Ursa’s deferred tax asset.

[h] To record the issuance of 800,000 shares of common stock to the Ursa seller.

[i] To eliminate Ursa’s accumulated earnings.

Pro Forma Adjustments to the Condensed Combined Statements of Operations

[a] To record nine months of depreciation on the step-up value of the Ursa assets.

[b] To record the issuance of 800,000 shares of common stock to the Ursa seller.

38